Exhibit 99.1

EDEN ENERGY CORP.

200 Burrard Street, Suite 1925

Vancouver, BC V6C 3L6

Phone: (604) 693-0179 Fax: (604) 357-1062

NEWS RELEASE

Eden Energy Corp. Provides Financing Update; Additional US$ $16.32 MM Raised to Finance Projects

VANCOUVER, February 17, 2006 -- Eden Energy Corp. (EDNE) is pleased to announce that effective February 17, 2006 it closed a private placement financing for gross proceeds of US$16.32MM through the sale of 7.25 million units at US$2.25 per unit. Each unit consists of one common share and two common share purchase Warrants.

Each Warrant is exercisable at US$3.25 and US$5.25 respectively for a period of thirty-six months. The US$5.25 Warrant is only exercisable if the $3.25 Warrant has been exercised. The Company will pay a cash placement fee of up to 6% of the gross proceeds of the offering for agent services in the transaction and issue up to 4% of the gross proceeds raised from the offering in the form of agents Warrants with the same terms and conditions as the subscriber Warrants.

The proceeds of the financing will be used to further the development of the Company's projects and for working capital.

The financing was placed by agents from Ocean Equities Ltd., of London, England, Haywood Securities Inc. of Vancouver, Canada, Evergreen Capital Corporation of Geneva, Switzerland, and H.C Wainwright & Co. of New York, NY.

The securities issued in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act of 1933.   The Company has agreed to registration rights for the shares of common stock issued and the shares of common stock underlying the warrants, although the securities to be issued are restricted and may not be sold or offered in the United States absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes or the warrants.  This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933, as amended.

Eden has the right to advance the exercise date of the Warrants any time after the effective date of the registration statement if the closing price of its shares averages at or above US$4.00 or US$6.25 for the corresponding Warrants for a period of twenty consecutive trading days.

Notice Regarding Forward Looking Statements

This news release contains "forward-looking statements", as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the prospective nature of our projects and our efforts to prepare them for drilling programs.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with oil and gas exploration; changes in reserve estimates if any; the potential productivity of our properties; changes in the operating costs and changes in economic conditions and conditions in oil and gas exploration. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-KSB for the 2004 fiscal year, our quarterly reports on Form 10-QSB and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Eden Energy Corp.

CONTACT: regarding the company, please contact the company at 1-866-693-1100 or email: info@edenenergycorp.com

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